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                                                                     EXHIBIT 3.3



                            CERTIFICATE OF AMENDMENT

                                       OF

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            ALLSCRIPTS HOLDING, INC.

           (renamed herein as ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.)

          Allscripts Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of said corporation:

               RESOLVED, that the Amended and Restated Certificate of Incorporation of Allscripts Holdings, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

               "FIRST: The name of the corporation is Allscripts Healthcare Solutions, Inc."

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation on behalf of Allscripts Holdings, Inc. on this 28th day of November, 2000.

                              /s/  John G. Cull
                              -----------------
                              John G. Cull
                              Secretary and Treasurer